Exhibit 3.1

CERTIFICATE OF ELIMINATION

OF THE

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

OF

ICONIX BRAND GROUP, INC.

Pursuant to Section 151(g) of the General Corporation Law of the State of Delaware

I, Jason Schaefer, Executive Vice President and General Counsel, of Iconix Brand Group, Inc. (the “Company”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

FIRST: That, pursuant to the authority expressly vested in the Board of Directors of the Company (the “Board”) by the Certificate of Incorporation of the Company, as amended and as effective as of the date hereof (the “Certificate of Incorporation”), the Board previously adopted resolutions creating and authorizing a series of 100,000 shares of preferred stock, par value $0.01 per share, of the Company designated as Series B Junior Participating Preferred Stock (the “Series B Junior Participating Preferred Stock”), subject to the Certificate of Designation, Preferences and Rights of Series B Junior Participating Preferred Stock (the “Series B Certificate of Designation”), as filed with the Secretary of State of the State of Delaware on January 29, 2016.

SECOND: That none of the authorized shares of the Series B Junior Participating Preferred Stock are outstanding and none will be issued by the Company pursuant to the Series B Certificate of Designation.

THIRD: That, pursuant to the authority conferred upon the Board pursuant to the Certificate of Incorporation, the Board on December 8, 2016, duly adopted the following resolutions approving the elimination of the Series B Junior Participating Preferred Stock:

“NOW, THEREFORE, BE IT RESOLVED, that the Board hereby determines that it is in the best interests of the Company to eliminate the Series B Junior Participating Preferred Stock (the “Elimination”);

RESOLVED, that the Elimination is hereby approved and adopted in all respects;

RESOLVED, that, as of the date hereof, none of the authorized shares of the Series B Junior Participating Preferred Stock are outstanding and that, as of the effective time of the Certificate of Elimination, none of the shares of the Series B Junior Participating Preferred Stock will be outstanding or will be issued pursuant to the Series B Certificate of Designation;

RESOLVED, that, upon filing the Certificate of Elimination with the Secretary of State of the State of Delaware, all matters set forth in the Series B Certificate of Designation shall be eliminated from the Certificate of Incorporation with respect to the Series B Junior Participating Preferred Stock;

RESOLVED, that the final terms of the Certificate of Elimination, including the resolutions contained therein, is hereby adopted and approved in all respects;

RESOLVED, that each of the Chief Executive Officer, the Chief Financial Officer and the General Counsel of the Company (each, an “Authorized Officer” and collectively, the “Authorized Officers”) is hereby authorized and directed, in the name and on behalf of the Company, to prepare, execute and deliver to the Secretary of State of the State of Delaware the Certificate of Elimination as required by the DGCL in order to effect the cancellation and elimination of the Series B Junior Participating Preferred Stock, and any and all additional documents required to be filed therewith;

RESOLVED, that each officer of the Company is hereby authorized and empowered, for and on behalf of the Company, to take or cause to be taken any and all such actions and to enter into, execute and deliver any and all such acknowledgments, agreements, certificates, contracts, instruments, notices, statements and other documents, or to effect any necessary filings with or notifications to any and all appropriate regulatory authorities, including, without limitation, the U.S. Securities and Exchange Commission, as may be required or as any such officer may deem necessary, advisable or appropriate to effectuate and carry out the transactions contemplated by, and the purposes and intent of, the foregoing resolutions, all such actions to be performed in such manner and all such acknowledgments, agreements, certificates, contracts, instruments, notices, statements and documents to be executed and delivered in such form as the officer performing or executing the same shall approve, such officer’s performance or execution and delivery thereof to be conclusive evidence of such approval and the approval of the Board;

RESOLVED, that if resolutions in any particular form are required or advisable to be adopted in connection with the matters contemplated by the foregoing resolutions, such resolutions shall be deemed to have been adopted in the required form with the same force and effect as if set forth herein at length, and an Authorized Officer shall be authorized to certify on behalf of the Company as to the adoption of such resolutions, provided that copies thereof shall thereafter be filed in the Company’s records of its proceedings; and

RESOLVED, that all actions heretofore taken by any director, officer or representative of the Company in connection with the foregoing resolutions be, and they hereby are, approved, ratified and confirmed in all respects.”

FOURTH: That, in accordance with Section 151(g) of the DGCL, the Certificate of Incorporation, as effective immediately prior to the filing of this Certificate of Elimination, is hereby amended to eliminate all references to the Series B Junior Participating Preferred Stock.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has executed and subscribed this Certificate of Elimination and does affirm the foregoing as true under the penalties of perjury this 12th day of December, 2016.

ICONIX BRAND GROUP, INC.

By:	/s/ Jason Schaefer
Name:	Jason Schaefer
Title:	EVP & General Counsel

[Signature Page to the Certificate of Elimination]